As filed with the Securities and Exchange Commission on April 30, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ireland	Trane Technologies plc	98-0626632
Delaware	Trane Technologies HoldCo Inc.	85-0886257
Ireland	Trane Technologies Financing Limited	N/A
Luxembourg	Trane Technologies Lux International Holding Company S.à r.l.	N/A
Delaware	Trane Technologies Americas Holding Corporation	46-4716676
Delaware	Trane Technologies Global Holding II Company Limited	93-4260675
Ireland	Trane Technologies Irish Holdings Unlimited Company	98-1780224
Delaware	Trane Technologies Company LLC	13-5156640
(State or Other Jurisdiction of Incorporation or Organization)	(Exact Name of Registrant as Specified in Its Charter)	(I.R.S. Employer Identification Number)

Trane Technologies plc

Trane Technologies HoldCo Inc.

Trane Technologies Financing Limited

Trane Technologies Lux International Holding Company S.à r.l.

Trane Technologies Americas Holding Corporation

Trane Technologies Global Holding II Company Limited

Trane Technologies Irish Holdings Unlimited Company

Trane Technologies Company LLC

c/o Trane Technologies plc

170/175 Lakeview Dr.

Airside Business Park

Swords, Co. Dublin Ireland

+(353) (1) 8953200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)

Evan M. Turtz, Esq.

Senior Vice President, General Counsel and Secretary

c/o Trane Technologies Company LLC

800-E Beaty Street

Davidson, North Carolina 28036

(704) 655-4000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Keith M. Townsend

Zachary J. Davis

King & Spalding LLP

1180 Peachtree Street, NE

Suite 1600

Atlanta, Georgia 30309

(404) 572-4600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

Trane Technologies plc

Debt Securities

Guarantees of Debt Securities

Ordinary Shares

Preferred Shares

Depositary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Trane Technologies HoldCo Inc.

Trane Technologies Financing Limited

Trane Technologies Lux International Holding

Company S.à r.l.

Trane Technologies Global Holding II Company Limited

Trane Technologies Irish Holdings Unlimited Company

Trane Technologies Americas Holding Corporation

Trane Technologies Company LLC

Debt Securities

Guarantees of Debt Securities

We may offer, issue and sell the types of securities set forth above from time to time, together, separately or in some combination. This prospectus describes some of the general terms that may apply to these securities. We will provide a prospectus supplement each time we offer, issue and sell any of these securities. The specific terms of any securities to be offered will be described in the related prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before making an investment decision.

We may offer, issue and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our ordinary shares are listed on the New York Stock Exchange under the trading symbol “TT.”

Investing in our securities involves risks. Please read “Risk Factors” on page 7 of this prospectus, in any applicable prospectus supplement and the risk factors included in our periodic reports that we file with the Securities and Exchange Commission before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

April 30, 2024

i

You should rely on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or any applicable free writing prospectus. We have not authorized any person to provide you with any information other than the information contained in this prospectus, any prospectus supplement, any applicable free writing prospectuses and those documents incorporated by reference herein or therein. This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus and any such prospectus supplement or free writing prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this prospectus or any prospectus supplement or free writing prospectus, nor any sale made hereunder or thereunder, implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.

As used in this prospectus and any prospectus supplement, “we,” “our,” “us” and “Trane Technologies” mean Trane Technologies plc, an Irish public limited company, together with its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission” or “SEC”), using a “shelf” registration process. Pursuant to this registration statement, we may offer, issue and sell securities as set forth on the cover page of this prospectus.

We may offer, issue and sell the securities from time to time, together, separately or in some combination. This prospectus describes some of the general terms that may apply to these securities. We will provide a prospectus supplement each time we offer, issue and sell any of these securities. The specific terms of any securities to be offered will be described in the related prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

In addition, we may prepare and deliver one or more “free writing prospectuses” to you in connection with any offering of securities under this prospectus. Any such free writing prospectus may contain additional information about us, our business, the offered securities, the manner in which such securities are being offered, our intended use of the proceeds from the sale of such securities, risks relating to our business or an investment in such securities, or other information.

This prospectus and certain of the documents incorporated by reference into this prospectus contain, and any accompanying prospectus supplement or free writing prospectus that we deliver to you may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete, and are subject to, and qualified in their entirety by reference to, the actual documents filed with the SEC. You should read this prospectus and any applicable prospectus supplement or free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our corporate website at www.tranetechnologies.com. Information on our website does not constitute part of this prospectus, and any references to this website or any other website are inactive textual references only.

Our ordinary shares are listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “TT.” Our SEC filings are also available at the office of the NYSE located at 11 Wall Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read the information with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus, the following documents:

•	Trane Technologies’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 8, 2024;

•	Trane Technologies’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on April 30, 2024;

•

Trane Technologies’ Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April  26, 2024 (excluding any portions that were not incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023);

•	Trane Technologies’ Current Reports on Form 8-K, as filed with the SEC on January 10, 2024 and February 8, 2024; and

•	Trane Technologies’ Current Report on Form 8-K12B, filed with the SEC on July 1, 2009, which includes a description of Trane Technologies’ ordinary shares.

All future filings that we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until all the securities offered by this prospectus have been issued as described in this prospectus, are deemed incorporated into and part of this prospectus once filed. We are not, however, incorporating, in each case, any documents (or portions thereof) or information that we are deemed to furnish and not file in accordance with SEC rules. Any statement in this prospectus, in any prospectus supplement, or in any document incorporated by reference that is different from any statement contained in any later-filed document should be regarded as changed by that later statement. Once so changed, the earlier statement is no longer considered part of this prospectus or any prospectus supplement.

You may request by phone or in writing a copy of any of the materials incorporated (other than exhibits, unless the exhibits are themselves specifically incorporated) into this prospectus and we will provide to you these materials free of charge. Please make your request to Evan M. Turtz, Secretary, c/o Trane Technologies Company LLC, 800-E Beaty Street, Davidson, North Carolina 28036, telephone (704) 655-4000.

SUMMARY

This summary highlights selected information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus, including the information incorporated by reference, before making an investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

Trane Technologies plc

Trane Technologies, a public limited company incorporated in Ireland in 2009, together with its consolidated subsidiaries, is a global climate innovator. We bring sustainable and efficient solutions to buildings, homes and transportation through our strategic brands Trane® and Thermo King®, and our environmentally responsible portfolio of products, services and connected intelligent controls. We generate revenue and cash primarily through the design, manufacture, sales and service of solutions for Heating, Ventilation and Air Conditioning (HVAC), transport refrigeration, and custom refrigeration solutions.

As an industry leader with an extensive global install base, our growth strategy includes expanding recurring revenue through services and rental options. Our unique business operating system, uplifting culture and highly engaged team around the world are also central to our earnings and cash flow growth.

Through our sustainability-focused strategy and purpose to boldly challenge what’s possible for a sustainable world, we meet critical needs and growing global demand for innovation that reduces greenhouse gas emissions while enabling healthier, efficient indoor environments and safe, reliable delivery of essential temperature-controlled cargo. We have announced certain defined sustainability commitments with a goal of achieving these commitments by 2030 (2030 Sustainability Commitments). Trane Technologies’ bold 2030 Sustainability Commitments have been verified by the Science Based Targets initiative (SBTi) and include our ‘Gigaton Challenge’ to reduce customer greenhouse gas emissions by a billion metric tons, ‘Leading by Example’ through carbon-neutral operations across our own footprint, and ‘Opportunity for All’ by building a diverse workforce reflective of our communities.

We operate under three reportable segments:

Americas

Our Americas segment innovates for customers in North America and Latin America. The Americas segment encompasses commercial heating, cooling and ventilation systems, building controls and solutions, and energy services and solutions; residential heating and cooling; and transport refrigeration systems and solutions.

EMEA

Our EMEA segment innovates for customers in the Europe, Middle East and Africa region. The EMEA segment encompasses heating, cooling and ventilation systems, services and solutions for commercial buildings and transport refrigeration systems and solutions.

Asia Pacific

Our Asia Pacific segment innovates for customers throughout the Asia Pacific region. The Asia Pacific segment encompasses heating, cooling and ventilation systems, services and solutions for commercial buildings and transport refrigeration systems and solutions.

The principal executive office of Trane Technologies is located at 170/175 Lakeview Dr., Airside Business Park, Swords, Co. Dublin, Ireland, telephone +(353) (1) 8953200.

Trane Technologies HoldCo Inc.

Trane Technologies HoldCo Inc. (“Trane Holdco”), a corporation incorporated in Delaware in April 2020, is an indirect, wholly owned subsidiary of Trane Technologies.

The principal executive office of Trane Holdco is located at 800-E Beaty Street, Davidson, NC, 28036, telephone (704) 655-4000.

Trane Technologies Financing Limited

Trane Technologies Financing Limited (“TTFL”), an Irish private limited company incorporated in April 2018, is an indirect, wholly owned subsidiary of Trane Technologies.

The registered office of TTFL is located at 170/175 Lakeview Dr., Airside Business Park, Swords, Co. Dublin, Ireland, telephone +(353) (1) 8953200.

Trane Technologies Lux International Holding Company S.à r.l.

Trane Technologies Lux International Holding Company S.à r.l. (“Lux International”), a Luxembourg private limited liability company (société à responsabilité limitée) incorporated on November 20, 2013 and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B182.971, is an indirect, wholly owned subsidiary of Trane Technologies.

The registered office of Lux International is located 20 rue des Peupliers, L-2328 Luxembourg, telephone +(352) 28571620.

Trane Technologies Global Holding II Company Limited

Trane Technologies Global Holding II Company Limited (“TTGH”), a corporation incorporated in Delaware in November 2023, is an indirect, wholly owned subsidiary of Trane Technologies.

The principal executive office of TTGH is located at 800-E Beaty Street, Davidson, NC, telephone (704) 655-4000.

Trane Technologies Irish Holdings Unlimited Company

Trane Technologies Irish Holdings Unlimited Company (“Irish Holdings”), an Irish private unlimited company incorporated in November 1998, is a wholly owned subsidiary of Trane Technologies.

The registered office of Irish Holdings is located at 170/175 Lakeview Drive, Airside Business Park, Swords Co. Dublin, K67 Ew96, Ireland, telephone +(353) (1) 8953200.

Trane Technologies Americas Holding Corporation

Trane Technologies Americas Holding Corporation (“TTAHC”), a corporation incorporated in Delaware, was formerly a Kentucky limited liability company until it was incorporated under the laws of Delaware on November 15, 2023 pursuant to a domestication transaction and is an indirect, wholly owned subsidiary of Trane Technologies.

The principal executive office of TTAHC is located at 800-E Beaty Street, Davidson, NC, telephone (704) 655-4000.

Trane Technologies Company LLC

Trane Technologies Company LLC (“TTC”), a limited liability company formed in Delaware in May 2020 upon conversion from a Texas limited liability company, is an indirect, wholly owned subsidiary, of Trane Technologies.

The principal executive office of TTC is located at 800-E Beaty Street, Davidson, NC, 28036, telephone (704) 655-4000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any such securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q, the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “potential,” “predict,” “target,” “may,” “might” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements.

Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, share or debt repurchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding our sustainability and Environmental, Social, and Governance (ESG) commitments; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on currently available information and our current assumptions, expectations and projections about future events. While we believe that our assumptions, expectations and projections are reasonable in view of the currently available information, you are cautioned not to place undue reliance on our forward-looking statements. You are advised to review any further disclosures we make on related subjects in materials we file with or furnish to the SEC. Forward-looking statements speak only as of the date they are made and are not guarantees of future performance. They are subject to future events, risks and uncertainties - many of which are beyond our control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from our expectations and projections. We do not undertake to update any forward-looking statements.

Factors that might affect our forward-looking statements include, among other things:

•

overall economic, political and business conditions in the markets in which we operate including recessions, economic downturns, price instability, slow economic growth and social and political instability;

•	impacts of global health crises, epidemics, pandemics, or other contagious outbreaks on our business operations, financial results and financial position and on the world economy;

•	commodity and raw material shortages, supply chain risks and price increases;

•	national and international conflict, including war, civil disturbances and terrorist acts, and other geopolitical hostilities and tensions;

•	trade protection measures such as import or export restrictions and requirements, the imposition of tariffs and quotas or revocation or material modification of trade agreements;

•	competitive factors in the markets in which we compete;

•	the development, commercialization and acceptance of new and enhanced products and services;

•	attracting and retaining talent;

•	work stoppages, union negotiations, labor disputes and similar issues;

•	other capital market conditions, including availability of funding sources, interest rate fluctuations and other changes in borrowing costs;

•	currency exchange rate fluctuations, exchange controls and currency devaluations;

•	the outcome of any litigation, governmental investigations, claims or proceedings;

•	risks and uncertainties associated with the asbestos-related bankruptcy for our deconsolidated subsidiaries Aldrich Pump LLC and Murray Boiler LLC;

•	the impact of potential information technology system failures, vulnerabilities, data security breaches or other cybersecurity issues;

•	evolving data privacy and protection laws;

•	intellectual property infringement claims and the inability to protect our intellectual property rights;

•	changes in laws and regulations;

•	climate change, changes in weather patterns, natural disasters and seasonal fluctuations;

•	national, regional and international regulations and policies associated with climate change and the environment;

•	the outcome of any income tax audits or settlements;

•	the strategic acquisition or divestiture of businesses, product lines and joint ventures;

•	impairment of our goodwill, indefinite-lived intangible assets and/or our long-lived assets; and

•

changes in tax laws and requirements (including tax rate changes, new tax laws, new and/or revised tax law interpretations and any legislation that may limit or eliminate potential tax benefits resulting from our incorporation in a non-U.S. jurisdiction, such as Ireland).

Some of the significant risks and uncertainties that could cause actual results to differ materially from our expectations and projections are described more fully in the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q, the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement. You should read that information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, and each subsequently filed Quarterly Report on Form 10-Q, and our Consolidated Financial Statements and related notes in our most recent Annual Report on Form 10-K, and each subsequently filed Quarterly Report on Form 10-Q.

USE OF PROCEEDS

Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, we plan to add the net proceeds we receive from sales of the securities offered by this prospectus to our general funds and to use the funds for general corporate purposes. These could include, but are not limited to, capital expenditures, the repayment of debt, investment in subsidiaries, additions to working capital, the repurchase, redemption or retirement of securities, including ordinary shares, acquisitions and other business opportunities.

DESCRIPTION OF THE DEBT SECURITIES

The following description of debt securities sets forth certain general terms and provisions of the debt securities which may be offered hereunder. This summary does not contain all of the information that you may find useful.

As used herein, “Trane Parent” refers to Trane Technologies plc and its successors and, in respect of a series of the debt securities, “Guarantors” mean, collectively, (a)(i) each person named as a “Guarantor” pursuant to the applicable prospectus supplement and (ii) Trane Parent, in the case of debt securities issued by Trane Holdco, TTFL, Lux International, TTGH, Irish Holdings, TTAHC or TTC in each case until such person ceases to be a Guarantor pursuant to the terms of the indenture, and (b) any successor company thereof that shall have become a Guarantor pursuant to the applicable provisions of the indenture.

Under this prospectus, debt securities issued by Trane Parent, Trane Holdco, TTFL, Lux International, TTGH, Irish Holdings, TTAHC or TTC (as applicable, the “Issuer”) will be offered. The debt securities offered will be issued under an indenture (as supplemented, the “indenture”) to be entered into by and among Trane Parent, Trane Holdco, TTFL, Lux International, TTGH, Irish Holdings, TTAHC, TTC and Computershare Trust Company, N.A., as trustee.

Debt securities issued by Trane Parent may be guaranteed by certain subsidiaries of Trane Parent, including Trane Holdco, TTFL, Lux International, TTGH, Irish Holdings, TTAHC and/or TTC, as may be specified in the applicable prospectus supplement. Debt securities issued by Trane Holdco, TTFL, Lux International, TTGH, Irish Holdings, TTAHC or TTC, as applicable, will be guaranteed by Trane Parent and may also be guaranteed by certain other subsidiaries of Trane Parent not acting as the Issuer, including Trane Holdco, TTFL, Lux International, TTGH, Irish Holdings, TTAHC and/or TTC, as may be specified in the applicable prospectus supplement.

When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement and will supersede this prospectus.

The following description only summarizes the terms of the indenture and the debt securities. For more information you should read the indenture. In addition, the following description is qualified in all respects by reference to the actual text of the indenture and the forms of the debt securities.

General

Trane Parent, Trane Holdco, TTFL, Lux International, TTGH, Irish Holdings, TTAHC and TTC may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The debt securities will be issued in one or more series under the indenture.

The trustee for each series of debt securities will be Computershare Trust Company, N.A., unless otherwise specified in the applicable prospectus supplement.

The indenture does not limit the amount of debt securities that may be issued and provides that debt securities may be issued thereunder from time to time in one or more series.

You should review the prospectus supplement for the following terms of the series of debt securities being offered:

•	the Issuer of such series of debt securities;

•	the designation, aggregate principal amount and authorized denominations of such series of debt securities;

•	whether the debt securities rank as senior debt or subordinated debt and the terms of any subordination;

•	the purchase price of such series of debt securities;

•	the date or dates on which such series of debt securities will mature;

•	the rate or rates per annum, if any (which may be fixed or variable), at which the debt securities of such series will bear interest or the method by which such rate or rates will be determined;

•	the dates on which the interest will be payable and the record dates for payment of interest, if any;

•	the coin or currency in which payment of the principal of (and premium, if any, on) and interest, if any, on such series of debt securities will be payable;

•	the terms of any mandatory or optional redemption (including any sinking fund) or any obligation of us to repurchase such series of debt securities;

•

whether such series of debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global notes and, if so, the identity of the depositary, if any, for such note or notes;

•	the terms, if any, upon which such series of debt securities may be convertible into or exchangeable for other securities;

•	whether such series of debt securities will be guaranteed by any person other than as identified in this prospectus;

•	any special tax implications of such series of debt securities;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which those debt securities will be secured and, if applicable, upon which those liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	any addition to or change or deletion of any event of default or any covenant specified in the indenture; and

•	any other additional provisions or specific terms which may be applicable to that series of debt securities.

Unless otherwise indicated in the prospectus supplement, the debt securities will be issued only in fully registered form without coupons in denominations of $2,000 or multiples of $1,000.

The debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any of these discounted debt securities will be described in the applicable prospectus supplement.

The indenture provides that each holder of debt securities offered pursuant to this prospectus consents to the Issuer or any Guarantor (as defined in “—Guarantees” below) applying to a court of competent jurisdiction for an order sanctioning, approving, consenting to or confirming a reduction in any of its share capital accounts including, without limitation, by re-characterizing any sum standing to the credit of an undenominated capital account as a distributable reserve.

Guarantees

Under this prospectus, debt securities issued by Trane Parent, Trane Holdco, TTFL, Lux International TTGH, Irish Holdings, TTAHC and/or TTC, as the case may be, will be offered. Debt securities issued by Trane

Parent may be guaranteed by certain subsidiaries of Trane Parent, including Trane Holdco, TTFL, Lux International, TTGH, Irish Holdings, TTAHC and/or TTC, as may be specified in the applicable prospectus supplement. Debt securities issued by Trane Holdco, TTFL, Lux International, TTGH, Irish Holdings, TTAHC or TTC, as applicable, will be guaranteed by Trane Parent and may also be guaranteed by certain other subsidiaries of Trane Parent not acting as the Issuer, including Trane Holdco, Lux International, TTGH, Irish Holdings, TTAHC and/or TTC, as may be specified in the applicable prospectus supplement.

The guarantees of the debt securities of any series will be structurally subordinated to all the liabilities of the subsidiaries of Trane Parent that are not themselves Guarantors or the Issuer of such series.

The obligations of any Guarantor under its guarantee will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for ordinary shares, preferred shares, other debt securities or any other securities will be set forth in the related prospectus supplement. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holders, the Issuer (if other than Trane Parent) or Trane Parent.

Registration of Transfer and Exchange

Subject to the terms of the indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency maintained by the Issuer for that purpose. No service charge will be made for any registration of transfer or exchange of the debt securities, but the Issuer may require a payment by the holder to cover any tax or other governmental charge. The Issuer will not be required to register the transfer of or exchange debt securities of any series:

•	during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of securities of that series selected for redemption; or

•	selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and any premium on the debt securities will be paid at the place or places that the Issuer will designate for such purposes. However, the Issuer, at its option, may make interest payments by check mailed to persons in whose names the debt securities are registered. Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security that is payable and is punctually paid or duly provided for on any interest payment date will be made to the person in whose name that debt security is registered at the close of business on the regular record date for that interest payment. The Issuer will pay the principal of (and premium, if any, on) registered debt securities only against surrender of those debt securities.

Global Notes

The debt securities of a series may be issued in whole or in part in the form of one or more global notes that will be deposited with or on behalf of a depositary located in the United States identified in the prospectus supplement relating to the applicable series.

The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the prospectus supplement relating to the series. The following provisions are expected to apply to all depositary arrangements.

Unless otherwise specified in an applicable prospectus supplement, debt securities which are to be represented by a global note to be deposited with or on behalf of a depositary will be represented by a global note registered in the name of such depositary or its nominee. Upon the issuance of a global note in registered form, the depositary for the global note will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global note to the accounts of institutions that have accounts with the depositary or its nominee (“participants”). The accounts to be credited shall be designated by the underwriters or agents of the debt securities or by the Issuer, if the debt securities are offered and sold directly by the Issuer. Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global notes will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global notes. Ownership of beneficial interests in global notes by persons that hold the beneficial interests through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by the participant.

So long as the depositary for a global note in registered form, or its nominee, is the registered owner of the global note, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global note for all purposes under the indenture. Except as described below, owners of beneficial interests in the global notes will not be entitled to have debt securities of the series represented by the global notes registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in definitive form and will not be considered the owners or holders thereof under the indenture.

Payment of principal of (and premium, if any, on) and interest, if any, on debt securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global note representing the debt securities. The Issuer will not, nor will the Guarantors, the trustee, any paying agent or the security registrar for the debt securities have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

It is expected that the depositary for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent global note, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of the depositary. It is also expected that payments by participants to owners of beneficial interests in the global note held through the participants will be governed by customary practices. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

A global note may not be transferred except as a whole by the depositary for the global note to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor. If a depositary for debt securities of a series is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within ninety days, the Issuer will issue debt securities in definitive registered form in exchange for the global note or notes representing the debt securities. In addition, the Issuer may at any time and in its sole discretion determine not to have any debt securities in registered form represented by one or more global notes and, in that event, the Issuer will issue debt securities in definitive form in exchange for the global note or notes representing the debt securities.

Certain Covenants of the Debt Securities

The debt securities will include the following covenants:

Limitation on Liens. Unless otherwise indicated in the prospectus supplement relating to a series of debt securities, Trane Parent will not, and will not permit any restricted subsidiary to, create, assume or guarantee any indebtedness for money borrowed secured by any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind (hereinafter referred to as a “mortgage” or “mortgages”) on any principal property of Trane Parent or a restricted subsidiary or on any shares or funded indebtedness of a restricted subsidiary (whether such principal property, shares or funded indebtedness are now owned or hereafter acquired) without, in any such case, effectively providing concurrently with the creation, assumption or guaranteeing of such indebtedness that the debt securities (together, if Trane Parent shall so determine, with any other indebtedness then or thereafter existing, created, assumed or guaranteed by Trane Parent or such restricted subsidiary ranking equally with the debt securities) shall be secured equally and ratably with (or prior to) such indebtedness. The indenture excludes, however, from the foregoing any indebtedness secured by a mortgage (including any extension, renewal or replacement, or successive extensions, renewals or replacements, of any mortgage hereinafter specified or any indebtedness secured thereby, without increase of the principal of such indebtedness or expansion of the collateral securing such indebtedness):

1)	on property, shares or funded indebtedness of any Person existing at the time such Person becomes a restricted subsidiary;

2)

on property existing at the time of acquisition of such property, or to secure indebtedness incurred for the purpose of financing the purchase price of such property or improvements or construction thereon, which indebtedness is incurred prior to, at the time of or within 360 days after the later of such acquisition, the completion of such construction or the commencement of commercial operation of such property; provided, however, that in the case of any such acquisition, construction or improvement the mortgage shall not apply to any property previously owned by Trane Parent or a restricted subsidiary, other than any previously unimproved real property on which the property is constructed or the improvement is located;

3)

on property, shares or funded indebtedness of a Person existing at the time such Person is merged into or consolidated with Trane Parent or a restricted subsidiary, or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Trane Parent or a restricted subsidiary;

4)	on property of a restricted subsidiary to secure indebtedness of such restricted subsidiary to Trane Parent or another restricted subsidiary;

5)

on property of Trane Parent or property of a restricted subsidiary in favor of the United States or any State thereof, Luxembourg or the jurisdiction of organization of Trane Parent, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, Luxembourg or the jurisdiction of organization of Trane Parent, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgage; or

6)	existing at the date of the indenture;

provided, however, that any mortgage permitted by any of clauses (1), (2), (3) and (5) above shall not extend to or cover any property of Trane Parent or such restricted subsidiary, as the case may be, other than the property specified in such clauses and improvements to that property.

Notwithstanding the above, Trane Parent or any restricted subsidiary may create, assume or guarantee secured indebtedness for money borrowed which would otherwise be prohibited in an aggregate amount which, together with all other such indebtedness for money borrowed of Trane Parent and its restricted subsidiaries and the attributable debt of Trane Parent and its restricted subsidiaries in respect of sale and leaseback transactions (as defined below) existing at such time (other than sale and leaseback transactions entered into prior to the date of the indenture and sale and leaseback transactions the proceeds of which have been applied in accordance with the indenture), does not at the time exceed 10% of the shareholders’ equity in Trane Parent and its consolidated subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to shareholders of Trane Parent.

“attributable debt” means, as of any particular time, the lesser of (i) the fair value of the property subject to the applicable sale and leaseback transaction (as determined by the board of directors of Trane Parent) and (ii) the then present value (discounted at a rate equal to the weighted average of the rate of interest on all securities issued by the applicable Issuer then issued and outstanding under the indenture, compounded semi-annually) of the total net amount of rent required to be paid under such lease during the remaining term thereof (excluding any renewal term unless the renewal is at the option of the lessor) or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty). The net amount of rent required to be paid for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of, or measured or determined by, any variable factor, including, without limitation, the cost-of-living index and costs of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and after excluding any portion of rentals based on a percentage of sales made by the lessee. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated;

“mortgage” means, on any specified property, any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property;

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity; and

“shareholders’ equity in Trane Parent and its consolidated subsidiaries” means the share capital, share premium, contributed surplus and retained earnings of Trane Parent and its consolidated subsidiaries, excluding the cost of shares of Trane Parent held by its affiliates, all as determined in accordance with United States generally accepted accounting principles.

Limitation on Sale and Leaseback Transactions. Unless otherwise indicated in the prospectus supplement relating to a series of debt securities, Trane Parent will not, and will not permit any restricted subsidiary to, enter into any sale and leaseback transactions (which are defined in the indenture to exclude leases expiring within three years of making, leases between Trane Parent and a restricted subsidiary or between restricted subsidiaries and any lease of a part of a principal property which has been sold, for use in connection with the winding up or termination of the business conducted on such principal property), unless (a) Trane Parent or such restricted subsidiary would be entitled to incur indebtedness secured by a mortgage on such principal property without equally and ratably securing the debt securities or (b) an amount equal to the fair value of the principal property so leased (as determined by the board of directors of Trane Parent) is applied within one year (i) to the retirement (other than by payment at maturity or pursuant to mandatory sinking, purchase or analogous fund or prepayment provision) of (x) the debt securities or (y) other funded indebtedness of Trane Parent or any restricted subsidiary ranking on a parity with the debt securities, provided, however, that the amount to be applied to the retirement of any funded indebtedness as provided under this clause (i) shall be reduced by (A) the principal amount of any debt securities delivered within 360 days after such sale or transfer to the trustee for the debt securities of such series for retirement and cancellation and (B) the principal amount of other funded indebtedness ranking on parity with the debt securities voluntarily retired by Trane Parent within 360 days after such sale or transfer; or (ii) to purchase, improve or construct principal properties, provided that if only a portion of such proceeds is designated as a credit against such purchase, improvement or construction, Trane Parent shall apply an amount equal to the remainder as provided in (i) above.

Restrictions Upon Merger and Sales of Assets. The Issuer of any series of debt securities shall not consolidate, amalgamate or merge with or into any other Person (whether or not affiliated with such Issuer) and such Issuer or its successor or successors shall not be a party or parties to successive consolidations, amalgamations or mergers and such Issuer shall not sell, convey or lease all or substantially all of its property to any other Person (whether or not affiliated with such Issuer) authorized to acquire and operate the same, unless (i) upon any such consolidation, amalgamation, merger, sale, conveyance or lease, the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the debt securities of such series, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by such Issuer shall be expressly assumed, by supplemental indenture reasonably satisfactory in form to the trustee for such series of the debt securities, executed and delivered to each such trustee by the Person (if other than such Issuer) formed by such consolidation or amalgamation, or into which such Issuer shall have been merged, or by the Person which shall have acquired or leased such property, and (ii) such Person shall be a solvent corporation, partnership, limited liability company, trust or any other entity organized under the laws of the United States of America or a State thereof or the District of Columbia, any Member State of the European Union (the “EU”), the United Kingdom, Cayman Islands, British Virgin Islands, Gibraltar, the British Crown Dependencies, any member country of the Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing. Such Issuer will not so consolidate, amalgamate or merge, or make any such sale, lease or other conveyance, and such Issuer will not permit any other Person to merge into it, unless immediately after the proposed consolidation, amalgamation, merger, sale, lease or other conveyance, and after giving effect thereto, no default in the performance or observance by such Issuer or such successor Person, as the case may be, of any of the terms, covenants, agreements or conditions contained in the indenture with respect to the debt securities shall have occurred and be continuing.

If upon any such consolidation, amalgamation, merger, sale, conveyance or lease, any principal property or any shares or funded indebtedness of any restricted subsidiary would become subject to any mortgage (other than a mortgage to which such principal property or such shares of stock or funded indebtedness of such restricted subsidiary may become subject as provided under “—Limitations on Liens” without equally and ratably securing the notes) (the “Triggering Mortgage”), Trane Parent will secure the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on the debt securities (together with, if Trane Parent shall so determine, any other indebtedness of or guarantee by Trane Parent or such restricted subsidiary ranking equally with the debt securities) by a mortgage on such principal property or such shares of stock or funded indebtedness of such restricted subsidiary, the lien of which will rank prior to the lien of such Triggering Mortgage.

Each Guarantor, if any, of any series of debt securities shall not consolidate, amalgamate or merge with or into any other Person or corporations (whether or not affiliated with such Guarantor) and such Guarantor and its successor or successors shall not be a party or parties to successive consolidations, amalgamations or mergers and such Guarantor shall not sell, convey or lease all or substantially all of its property to any other Person (whether or not affiliated with such Guarantor) authorized to acquire and operate the same, unless (i) upon any such consolidation, amalgamation, merger, sale, conveyance or lease, the performance of the obligations under the guarantee of such Guarantor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by such Guarantor shall be expressly assumed, by supplemental indenture reasonably satisfactory in form to the trustee for each series of the debt securities, executed and delivered to each such trustee by the Person (if other than the Issuer or a Guarantor for such series) formed by such consolidation or amalgamation, or into which such Guarantor shall have been merged, or by the Person which shall have acquired or leased such property, and (ii) such Person shall be a solvent corporation, partnership, limited liability company, trust or any other entity organized under the laws of the United States of America or a State thereof or the District of Columbia, any Member State of the EU, the United Kingdom, Cayman Islands, British Virgin Islands, Gibraltar, the British Crown Dependencies, any member country of the

Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing. Furthermore, such Guarantor will not so consolidate, amalgamate or merge, or make any such sale, lease or other conveyance, and such Guarantor will not permit any other Person to merge into it, unless immediately after the proposed consolidation, amalgamation, merger, sale, lease or other conveyance, and after giving effect thereto, no default in the performance or observance by such Guarantor or such successor Person, as the case may be, of any of the terms, covenants, agreements or conditions in respect of the debt securities contained in the indenture or the guarantee of such Guarantor shall have occurred and be continuing.

Certain Definitions. The term “funded indebtedness” means indebtedness created, assumed or guaranteed by a person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than one year after the date of its original creation, assumption or guarantee.

The term “principal property” means any manufacturing plant or other manufacturing facility of Trane Parent or any restricted subsidiary, which plant or facility is located within the United States, except any such plant or facility which the board of directors of Trane Parent by resolution declares is not of material importance to the total business conducted by Trane Parent and its restricted subsidiaries.

The term “restricted subsidiary” means any subsidiary which owns a principal property excluding, however, any entity the greater part of the operating assets of which are located, or the principal business of which is carried on, outside the United States.

The term “subsidiary” means any corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust or any other entity of which at least a majority of the outstanding stock or equity interests having voting power under ordinary circumstances to elect a majority of the board of directors or similar body of said entity shall at the time be owned by Trane Parent or by Trane Parent and one or more subsidiaries or by one or more subsidiaries of Trane Parent.

Events of Default

As to each series of debt securities, an event of default is defined in the indenture as being any:

•

default in payment of any interest on any debt security of such series when it becomes due and payable which continues for 30 days (subject to the deferral of any interest payment in the case of an extension period);

•	default in payment of any principal of (or premium, if any, on) any debt security of such series when due either at its stated maturity date, upon redemption, upon acceleration or otherwise;

•	default in payment of any sinking fund installment, when and as due by the terms of a note of such series, and continuance of such default for a period of 30 days;

•

default in performance of any other covenant of the Issuer or any Guarantor of such series in the indenture (other than a covenant included solely for the benefit of debt securities of another series) which continues for 90 days after receipt of written notice;

•

certain events of bankruptcy, insolvency or reorganization relating to the Issuer of such series and, if the debt securities of that series are guaranteed by one or more Guarantors, certain events of bankruptcy, insolvency or reorganization relating to any such Guarantors;

•

scenario in which the debt securities of that series are guaranteed by one or more Guarantors, a guarantee of the debt securities of such series shall for any reason cease to be, or shall for any reason be asserted in writing by the Issuer or the Guarantors not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the indenture and such guarantee; or

•	other events of default specified in or pursuant to a board resolution or officer’s certificate or in a supplemental indenture.

The indenture provides that the trustee may withhold notice to the holders of debt securities of such series of any default (except in payment of principal, premium, if any, or interest, if any, on such series or in payment of any sinking fund installment on such series) if the trustee considers it is in the interest of such holders to do so.

Holders of the debt securities of any series may not enforce the indenture or the debt securities of such series except as provided in the indenture. In case an event of default (other than a default resulting from bankruptcy, insolvency or reorganization) shall occur and be continuing with respect to the debt securities of any series, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of such series may declare the principal amount on all the debt securities of such series (or, if the debt securities of that series were issued at a discount, such portion of the principal as may be specified in the terms of that series) to be due and payable. If an event of default results from bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series (or, if the debt securities of that series were issued at a discount, such portion of the principal as may be specified in the terms of that series) will automatically become due and payable. Any event of default with respect to the debt securities of any series (except defaults in payment of principal of (or premium, if any, on) or interest, if any, on the debt securities of such series or a default in respect of a covenant or provision that cannot be modified without the consent of the holder of each outstanding security of such series) may be waived by the holders of at least a majority in aggregate principal amount of the debt securities of that series then outstanding.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of the rights or powers under such indenture at the request, order or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it. Subject to such provisions for the indemnification of the trustee and certain limitations contained in the indenture, the holders of a majority in principal amount of the debt securities of any series then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series. In respect of each series of debt securities, Trane Parent is required annually to deliver to the trustee an officer’s certificate stating whether or not the signers have knowledge of any default in the performance by each of the Issuer and any Guarantors of the covenants of the indenture. In addition, promptly (and in any event within five business days) upon Trane Parent becoming aware of the occurrence of any default or event of default in respect of any series of debt securities, Trane Parent is required to deliver to the trustee an officer’s certificate setting forth the details of such default or event of default and the actions which Trane Parent, the Issuer and Guarantors, as applicable, propose to take with respect to such default or event of default.

Discharge

The indenture with respect to the debt securities of any series may be discharged (with the exception of specified provisions as provided in the indenture) when the Issuer requests such discharge in writing accompanied by an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent to discharge under the indenture have been satisfied and either:

(A)	all debt securities, with the exceptions provided for in the indenture, of that series have been delivered to the trustee for cancellation; or

(B)

all debt securities of that series not theretofore delivered to the trustee for cancellation (1) have become due and payable; (2) will become due and payable at their stated maturity within one year; (3) are to be called for redemption within one year; or (4) been deemed paid and discharged pursuant to the terms of the indenture;

and the Issuer, in the case of clauses (B)(1), (B)(2) and (B)(3), has deposited or caused to be deposited with the trustee in trust an amount of (a) money, or (b) in the case of clauses (B)(2) and (B)(3), (I) United States government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the stated maturity or redemption date, as the case may be, money in an amount or (II) a combination of money or United States government obligations as provided in (I) above, in each case sufficient (if United States government obligations, as certified in the opinion of a nationally recognized firm of independent certified public accountants) to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal, premium, if any, and interest, if any, to the date of such deposit in the case of debt securities which have become due and payable or to the stated maturity or redemption date, as the case may be.

Defeasance

The indenture provides that the Issuer may discharge the entire indebtedness of all outstanding debt securities of a series and the provisions of the indenture as they relate to such debt securities will no longer be in effect in respect of the Issuer and the Guarantors (with the exception of specified provisions as provided in the indenture) if the Issuer deposits or causes to be deposited with the trustee, in trust, money, or United States government obligations, or a combination thereof, which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay all the principal (including any mandatory sinking fund payments, if any) of, premium, if any, and interest, if any, on the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities to their stated maturities or to, but excluding, a redemption date which has been irrevocably designated by the Issuer for redemption of such debt securities. To exercise any such option, the Issuer is required to meet specified conditions, including delivering to the trustee an opinion of counsel to the effect that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of an offering, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred and that no event of default or default shall have occurred and be continuing.

The indenture provides that, at the election of the Issuer, the Issuer and the Guarantors need not comply with certain restrictive covenants of the indenture as to any series of debt securities (in the case of debt securities as described above under “—Certain Covenants of the Debt Securities—Limitation on Liens,” “—Limitation on Sale and Leaseback Transactions” and the third paragraph of “—Restrictions Upon Merger and Sales of Assets”), upon the deposit by the Issuer with the trustee, in trust, of money, or United States government obligations, or a combination thereof, which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay all the principal (including any mandatory sinking fund payments, if any) of, premium, if any, and interest, if any, on the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities to their stated maturities or to, but excluding a redemption date which has been irrevocably designated by us for redemption of such debt securities. To exercise any such option, the Issuer may be required to meet specified conditions, including delivering to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes.

Modification of the Indenture

The indenture contains provisions permitting the Issuer, the Guarantors and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected by such modification (voting as one class), to modify such indenture or the rights of the holders of the debt securities, except that no such modification shall, without the consent of the holder of each debt security so affected:

•

change the maturity of any debt security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof (including, in the case of a discounted debt security, the amount payable thereon in the event of acceleration) or any redemption premium thereon, or change the place or medium or currency of payment of such debt security, or impair the right of any holder to institute suit for payment thereof, or release any Guarantor from any of its obligations under its guarantee otherwise than in accordance with the terms of the indenture;

•	reduce the percentage of debt securities, the consent of the holders of which is required for any such modification or for certain waivers or other modifications under such indenture;

•	make the debt securities of any series payable in currency other than that stated herein;

•	expressly subordinate in right of payment the debt securities of any series or a guarantee thereof; or

•

modify certain provisions of the indenture related to entry into a supplemental indenture with consent of holders, waiver of past defaults and waiver of certain covenants, except under certain circumstances specified in the indenture.

The indenture contains provisions permitting the Issuer, the Guarantors and the trustee, without the consent of any holders, to modify the indenture for any of the following purposes:

•

to evidence the succession of another corporation, partnership, limited liability company, trust or any other entity to the Issuer or any Guarantor and the assumption by any such successor of the Issuer’s covenants in the indenture and the debt securities or such Guarantor’s covenants in the indenture and the guarantee, as the case may be;

•

to add to the Issuer’s or any Guarantor’s covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Issuer or such Guarantor, as the case may be, in the indenture;

•	to add any additional events of defaults;

•

to add or change any provisions of the indenture to such extent as may be necessary to permit or facilitate the issuance of debt securities in bearer form registrable or not registrable as to principal, and with or without interest or coupons;

•

to change or eliminate any provision of the indenture, provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to such modification which is entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of any debt securities of any series as permitted by the indenture;

•	to establish the form or terms of a related guarantee of any debt securities as permitted by the indenture;

•

to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and to add or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to evidence and provide for the acceptance of appointment of a trustee other than Computershare Trust Company, N.A., as trustee for a series of debt securities and to add or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to provide for any rights of the holder of debt securities of any series to require the repurchase of debt securities of such series from the Issuer;

•

to cure any ambiguity, omission, mistake or defect, to correct or supplement any provision of the indenture which may be inconsistent with any other provision of the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	to provide for the issuance of additional debt securities of any series in accordance with the indenture;

•	to add guarantees with respect to the debt securities;

•

to amend the provisions of the indenture relating to the transfer and legending of the debt securities of any series, including, without limitation, to facilitate the issuance and administration of the debt securities of any series; provided that compliance with the indenture as so amended would not result in the debt securities of such series being transferred in violation of the Securities Act or any applicable securities law;

•

to conform the text of the indenture, guarantee or debt securities of any series to any provision of the description thereof set forth in this prospectus or any prospectus supplement to the extent that such provision in this prospectus or any prospectus supplement was intended to be a verbatim recitation of a provision in the indenture, guarantee or debt securities of any series;

•	for any other reason specified in the board resolution, officer’s certificate or supplemental indenture establishing the applicable series of debt securities;

•	to continue its qualification under the Trust Indenture Act of 1939 or as may be necessary or desirable in accordance with amendments to that Act; or

•	for any other reason specified in the applicable prospectus supplement.

Concerning the Trustee

We may from time to time maintain lines of credit and have other customary banking relationships with each trustee and its affiliated banks.

Governing Law

The indenture, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

The following description of warrants sets forth certain general terms and provisions of warrants. This summary does not contain all of the information that you may find useful. The particular terms of the warrants offered will be described in the prospectus supplement relating to those warrants. As used in this section only, “we”, “our” and “us” refers only to Trane Technologies.

General

We may issue warrants to purchase our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we select. Unless otherwise specified in the applicable prospectus supplement, the warrant agreements and the warrants will be governed by and construed in accordance with the laws of the State of New York.

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•

our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF TRANE TECHNOLOGIES SHARE CAPITAL

The following description of Trane Technologies’ share capital is a summary. This summary is not complete and is subject to the complete text of Trane Technologies’ memorandum and articles of association previously filed with the Commission and to the Irish Companies Act 2014 (the “Irish Companies Act”). We encourage you to read those documents and laws carefully.

Capital Structure

Authorized Share Capital. The authorized share capital of Trane Technologies is €40,000 and US$1,175,010,000 divided into 40,000 ordinary shares with a nominal value of €1 per share, 1,175,000,000 ordinary shares with a nominal value of US$1.00 per share and 10,000,000 preferred shares with a nominal value of US$0.001 per share.

Trane Technologies may issue shares subject to the maximum prescribed by its authorized share capital contained in its memorandum of association and subject to the maximum authorized by shareholders from time to time.

As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes of a company’s shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. The shareholders of Trane Technologies adopted an ordinary resolution at the 2023 annual general meeting of the Company on June 1, 2023 authorizing the directors of Trane Technologies to issue up to an aggregate nominal amount of $50,509,033 (50,509,033 shares) (being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary share capital of Trane Technologies as of April 6, 2023), for a period of 18 months from June 1, 2023.

The authorized share capital may be increased or reduced by way of an ordinary resolution of Trane Technologies’ shareholders. The shares comprising the authorized share capital of Trane Technologies may be divided into shares of such par value as the resolution shall prescribe.

The rights and restrictions to which the ordinary shares are subject are prescribed in Trane Technologies’ articles of association. Trane Technologies’ articles of association entitle the board of directors, without shareholder approval, to determine the terms of the preferred shares issued by Trane Technologies. The Trane Technologies board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares (other than the authority to allot shares referred to above) unless expressly provided by the terms of that class or series or shares, to provide from time to time for the issuance of other classes or series of preferred shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Irish law does not recognize fractional shares held on record; accordingly, Trane Technologies’ articles of association do not provide for the issuance of fractional shares of Trane Technologies, and the official Irish register of Trane Technologies will not reflect any fractional shares.

Pre-emption Rights, Share Warrants and Share Options

Certain statutory pre-emption rights apply automatically in favor of Trane Technologies’ shareholders where shares in Trane Technologies are to be issued for cash. However, Trane Technologies initially opted out of these pre-emption rights on its incorporation in its articles of association as permitted under Irish company law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, Trane Technologies’ articles of association provide that this opt-out must be so renewed. A special resolution requires not less than 75% of the votes of Trane Technologies’ shareholders cast at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of Trane Technologies pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution). Shareholders of Trane Technologies passed a special resolution at the 2023 annual general meeting of the Company on June 1, 2023 authorizing the directors of Trane Technologies to opt out of pre-emption rights with respect to equity securities with up to an aggregate nominal value of $50,509,033 (50,509,033 shares) (being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary share capital of Trane Technologies of April 6, 2023), for a period of 18 months from June 1, 2023.

The articles of association of Trane Technologies provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Trane Technologies is subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. The board may issue shares upon exercise of warrants or options without shareholder approval or authorization.

Trane Technologies is subject to the rules of the NYSE that require shareholder approval of certain share issuances.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of Trane Technologies less accumulated realized losses of Trane Technologies. In addition, no distribution or dividend may be made unless the net assets of Trane Technologies are equal to, or in excess of, the aggregate of Trane Technologies’ called up share capital plus undistributable reserves and the distribution does not reduce Trane Technologies’ net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund, the revaluation reserve, and the amount by which Trane Technologies’ accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Trane Technologies’ accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Trane Technologies has sufficient distributable reserves to fund a dividend must be made by reference to “relevant financial statements” of Trane Technologies. The “relevant financial statements” will be either the last set of unconsolidated annual audited financial statements or unaudited financial statements prepared in accordance with the Irish Companies Act, which gives a “true and fair view” of Trane Technologies’ unconsolidated financial position and accord with accepted accounting practice. The relevant financial statements must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the articles of association of Trane Technologies. Trane Technologies’ articles of association authorize the directors to declare such dividends as appear justified from the profits of Trane Technologies without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although the shareholders may direct that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets.

The directors of Trane Technologies may deduct from any dividend payable to any member all sums of money (if any) payable by such member to Trane Technologies in relation to the shares of Trane Technologies.

The directors of Trane Technologies are also entitled to issue shares with preferred rights to participate in dividends declared by Trane Technologies. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Share Repurchases, Redemptions and Conversions

Overview

Article 3(d) of Trane Technologies’ articles of association provides that any ordinary share which Trane Technologies has acquired or agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by Trane Technologies will technically be effected as a redemption of those shares as described below under “—Repurchases and Redemptions by Trane Technologies.” If the articles of association of Trane Technologies did not contain Article 3(d), repurchases by Trane Technologies would be subject to many of the same rules that apply to purchases of Trane Technologies shares by subsidiaries described below under “—Purchases by Subsidiaries of Trane Technologies,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back ordinary shares of Trane Technologies, we are referring to the redemption of ordinary shares by Trane Technologies pursuant to Article 3(d) of the articles of association or the purchase of ordinary shares of Trane Technologies by a subsidiary of Trane Technologies, in each case in accordance with the Trane Technologies articles of association and Irish company law as described below.

Repurchases and Redemptions by Trane Technologies

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “—Dividends”) or the proceeds of a new issue of shares for that purpose. Trane Technologies currently has distributable reserves which are calculated by reference to the relevant financial statements of Trane Technologies. Please see “—Dividends.” All redeemable shares must be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Shareholder approval will not be required to redeem Trane Technologies shares.

The board of directors of Trane Technologies is also entitled to issue preferred shares which may be redeemed at the option of either Trane Technologies or the shareholder, depending on the terms of such preferred shares. Please see “—Capital Structure—Authorized Share Capital” above for additional information on redeemable shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Trane Technologies at any time must not exceed 10% of the nominal value of the issued share capital of Trane Technologies. While Trane Technologies holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by Trane Technologies or re-issued subject to certain conditions.

Purchases by Subsidiaries of Trane Technologies

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of Trane Technologies either on-market or off-market. A general authority of the shareholders of Trane Technologies is required to allow a subsidiary of Trane Technologies to make on-market purchases of Trane Technologies shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of Trane Technologies shares is required. Trane Technologies does not currently seek such authority from its shareholders but may seek such general authority from shareholders in the future. In order for a subsidiary of Trane Technologies to make an on-market purchase of Trane Technologies’ shares, such shares must be purchased on a “recognized stock exchange.” The NYSE, on which the shares of Trane Technologies are listed, is a “recognized stock exchange” for this purpose under the Irish Companies (Recognized Stock Exchanges) Regulations 2015. For an off-market purchase by a subsidiary of Trane Technologies, the proposed purchase contract must be authorized by special resolution of the shareholders of Trane Technologies before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of Trane Technologies.

The number of shares held by the subsidiaries of Trane Technologies at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Trane Technologies. While a subsidiary holds shares of Trane Technologies, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of Trane Technologies by a subsidiary must be funded out of distributable reserves of the subsidiary.

Existing Share Repurchase Program

The board of directors of Trane Technologies has authorized a program to repurchase up to $3.0 billion of its ordinary shares. As of March 31, 2024, there was approximately $2.2 billion of authorization remaining under the program. Based on market conditions, share repurchases will be made from time to time in the open market and in privately negotiated transactions at the discretion of management. The repurchase program does not have a prescribed expiration date.

As noted above, because repurchases of Trane Technologies shares by Trane Technologies will technically be effected as a redemption of those shares pursuant to Article 3(d) of the articles of association, shareholder approval for such repurchases will not be required.

Bonus Shares

Under Trane Technologies’ articles of association, the board may resolve to capitalize any amount credited to any reserve or fund available for distribution or the share premium account of Trane Technologies for issuance and distribution to shareholders as fully paid up bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Consolidation and Division; Subdivision

Under its articles of association, Trane Technologies may by ordinary resolution consolidate and divide all or any of its share capital into shares of larger par value than its existing shares or subdivide its shares into smaller amounts than is fixed by its articles of association.

Reduction of Share Capital

Trane Technologies may, by ordinary resolution, reduce its authorized share capital in any way. Trane Technologies also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way.

General Meetings of Shareholders

Trane Technologies is required to hold annual general meetings at intervals of no more than fifteen months, provided that an annual general meeting is held in each calendar year, no more than nine months after Trane Technologies’ fiscal year-end. Trane Technologies holds its annual general meetings in Ireland. However, any annual general meeting may be held outside Ireland if a resolution so authorizing is passed at the preceding annual general meeting. Because of the fifteen-month requirement described in this paragraph, Trane Technologies’ articles of association include a provision reflecting this requirement of Irish law. At any annual general meeting, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board or (b) by any member entitled to vote at such meeting who complies with the procedures set forth in the articles of association.

Extraordinary general meetings of Trane Technologies may be convened by (i) the chair of the board of directors, (ii) the board of directors, (iii) on requisition of the shareholders holding not less than 10% of the paid up share capital of Trane Technologies carrying voting rights or (iv) on requisition of Trane Technologies’ auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of Trane Technologies as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

Notice of a general meeting must be given to all shareholders of Trane Technologies and to the auditors of Trane Technologies. The articles of association of Trane Technologies provide that the maximum notice period is 60 days. The minimum notice periods are 21 days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. Because of the 21-day and 14-day requirements described in this paragraph, Trane Technologies’ articles of association include provisions reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened by shareholders of Trane Technologies, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of Trane Technologies’ shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual financial statements, reports of the directors and auditors, the review by the members of the company’s affairs, the appointment of auditors and the approval of the auditor’s remuneration (or delegation of same), the declaration of dividends and the election of directors. If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.

Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at an annual general meeting and serve for one year terms. Where there is a contested election and the number of nominees exceeds the number of directors to be elected, then a plurality voting standard shall apply and only those nominees receiving the most votes for the available seats will be elected. However, because Irish law requires a minimum of two directors at all times, in the event that an election results in no director being elected, each of the two nominees receiving the greatest number of votes in favor of his or her election shall hold office until his or her successor shall be elected. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a one year term, and the nominee receiving the greatest number of votes in favor of their election shall hold office until his or her successor shall be elected.

If the directors become aware that the net assets of Trane Technologies are half or less of the amount of Trane Technologies’ called-up share capital, the directors of Trane Technologies must convene an extraordinary general meeting of Trane Technologies’ shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Voting

At a general meeting a resolution put to the vote is decided by a poll whereby every shareholder shall have one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights may be exercised by shareholders registered in Trane Technologies’ share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by Trane Technologies’ articles of association, by such time as is prescribed in the notice of the meeting, and if no time is specified, by no later than 48 hours before the commencement of the meeting. The articles of association of Trane Technologies permit the appointment of proxies by the shareholders to be notified to Trane Technologies electronically.

In accordance with the articles of association of Trane Technologies, the directors of Trane Technologies may from time to time cause Trane Technologies to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

Treasury shares will not be entitled to vote at general meetings of shareholders.

Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast of Trane Technologies’ shareholders at a general meeting. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes of Trane Technologies’ shareholders cast at a general meeting. Examples of matters requiring special resolutions include:

•	Amending the objects of Trane Technologies;

•	Amending the articles of association of Trane Technologies;

•	Approving the change of name of Trane Technologies;

•	Authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	Opting out of pre-emption rights on the issuance of new shares;

•	Re-registration of Trane Technologies from a public limited company as a private company;

•	Variation of class rights attaching to classes of shares;

•	Purchase of own shares off-market;

•	The reduction of share capital;

•	Resolving that Trane Technologies be wound up by the Irish courts;

•	Resolving in favor of a shareholders’ voluntary winding-up;

•	Re-designation of shares into different share classes; and

•	Setting the re-issue price of treasury shares.

A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme.

Variation of Rights Attaching to a Class or Series of Shares

Variation of all or any special rights attached to any class or series of shares of Trane Technologies is addressed in the articles of association of Trane Technologies as well as the Irish Companies Act. Any variation of class rights attaching to the issued shares of Trane Technologies must be approved by a special resolution of the shareholders of the class or series affected.

Quorum for General Meetings

The presence, in person or by proxy, of the holders of a majority of the Trane Technologies ordinary shares outstanding constitutes a quorum for the conduct of business. No business may take place at a general meeting of Trane Technologies if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in the articles of association of Trane Technologies. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (i) receive a copy of the memorandum and articles of association of Trane Technologies and any act of the Irish government which alters the memorandum of association of Trane Technologies; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of Trane Technologies; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Trane Technologies; (iv) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of a subsidiary company of Trane Technologies which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of Trane Technologies will also have the right to inspect all books, records and vouchers of Trane Technologies. The auditors’ report must be circulated to the shareholders with audited consolidated annual financial statements of Trane Technologies prepared in accordance with applicable accounting standards 21 days before the annual general meeting and must be read to the shareholders at Trane Technologies’ annual general meeting.

Acquisitions

There are a number of mechanisms for acquiring an Irish public limited company, including:

(a)

a court-approved scheme of arrangement under the Irish Companies Act. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme;

(b)

through a tender offer by a third party for all of the shares of Trane Technologies. Where the holders of 80% or more of Trane Technologies’ shares have accepted an offer for their shares in Trane Technologies, the remaining shareholders may be statutorily required to also transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of Trane Technologies were listed on the Irish Stock Exchange or another regulated stock exchange in the EU, this threshold would be increased to 90%;

(c)

it is possible for Trane Technologies to be acquired by way of a merger with an EU-incorporated public company under the EU Cross Border Merger Directive 2005/56. Such a merger must be approved by a special resolution. If Trane Technologies is being merged with another EU public company under the EU Cross Border Merger Directive 2005/56 and the consideration payable to Trane Technologies’ shareholders is not all in the form of cash, Trane Technologies’ shareholders may be entitled to require their shares to be acquired at fair value; and

(d)

it is also possible for Trane Technologies to be acquired by way of a merger with an Irish incorporated company under the Irish Companies Act. Such a merger must be implemented by a court order from the Irish High Court and be approved by a special resolution of Trane Technologies’ shareholders.

Under Irish law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. However, Trane Technologies’ articles of association provide that the affirmative vote of the holders of a majority of the outstanding voting shares on the relevant record date is required to approve a sale, lease or exchange of all or substantially all of its property or assets.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have appraisal rights. Under the EC (Cross-Border Mergers) Regulations 2008 (as amended by the European Communities (Mergers and Divisions of Companies) (Amendment) Regulations 2011) and Part 17 of the Irish Companies Act governing the merger of an Irish public limited company and a company incorporated in the European Economic Area, a shareholder (a) who voted against the special resolution approving the merger or (b) of a company in which 90% of the shares is held by the other company the party to the merger of the transferor company has the right to request that the company acquire its shares for cash.

Disclosure of Interests in Shares

Under the Irish Companies Act, there is a notification requirement for shareholders who acquire or cease to be interested in 3% of the shares of an Irish public limited company. A shareholder of Trane Technologies must therefore make such a notification to Trane Technologies if as a result of a transaction the shareholder will be interested in 3% or more of the shares of Trane Technologies; or if as a result of a transaction a shareholder who was interested in more than 3% of the shares of Trane Technologies ceases to be so interested. Where a shareholder is interested in more than 3% of the shares of Trane Technologies, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to Trane Technologies. The relevant percentage figure is calculated by reference to the aggregate par value of the shares in which the shareholder is interested as a proportion of the entire par value of Trane Technologies’ share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to Trane Technologies within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above no right or interest of any kind whatsoever in respect of any shares in Trane Technologies concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, Trane Technologies, under the Irish Companies Act, may by notice in writing require a person whom Trane Technologies knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in Trane Technologies’ relevant share capital to: (a) indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in the shares of Trane

Technologies, to give such further information as may be required by Trane Technologies including particulars of such person’s own past or present interests in shares of Trane Technologies. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by Trane Technologies on a person who is or was interested in shares of Trane Technologies and that person fails to give Trane Technologies any information required within the reasonable time specified, Trane Technologies may apply to court for an order directing that the affected shares be subject to certain restrictions. Under the Irish Companies Act, the restrictions that may be placed on the shares by the court are as follows:

(a)	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

(b)	no voting rights shall be exercisable in respect of those shares;

(c)	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(d)	no payment shall be made of any sums due from Trane Technologies on those shares, whether in respect of capital or otherwise.

Where the shares in Trane Technologies are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

Anti-Takeover Provisions

Business Combinations with Interested Shareholders

As provided in Trane Technologies’ articles of association, the affirmative vote of the holders of 80% of the shares then in issue of all classes of shares entitled to vote considered for purposes of this provision as one class, is required for Trane Technologies to engage in any “business combination” with any interested shareholder (generally, a 10% or greater shareholder), provided that the above vote requirement does not apply to:

•	any business combination with an interested shareholder that has been approved by the board of directors; or

•

any agreement for the amalgamation, merger or consolidation of any of Trane Technologies’ subsidiaries with Trane Technologies or with another of Trane Technologies’ subsidiaries if (1) the relevant provisions of Trane Technologies’ articles of association will not be changed or otherwise affected by or by virtue of the amalgamation, merger or consolidation and (2) the holders of greater than 50% of the voting power of Trane Technologies or the subsidiary, as appropriate, immediately prior to the amalgamation, merger or consolidation continue to hold greater than 50% of the voting power of the amalgamated company immediately following the amalgamation, merger or consolidation.

Trane Technologies’ articles of association provide that “business combination” means:

•

any amalgamation, merger or consolidation of Trane Technologies or one of Trane Technologies’ subsidiaries with an interested shareholder or with any person that is, or would be after such amalgamation, merger or consolidation, an affiliate or associate of an interested shareholder;

•

any transfer or other disposition to or with an interested shareholder or any affiliate or associate of an interested shareholder of all or any material part of the assets of Trane Technologies or one of Trane Technologies’ subsidiaries; and

•

any issuance or transfer of Trane Technologies’ shares upon conversion of or in exchange for the securities or assets of any interested shareholder, or with any company that is, or would be after such merger or consolidation, an affiliate or associate of an interested shareholder.

Under the Irish Takeover Rules, there is also a mandatory ‘put up or shut up’ (“PUSU”) regime pursuant to which any announcement by a company that commences an offer period must identify the potential bidder in talks with the company or from which an approach has been received. Bidders will have a period of 42 days following the announcement in which they are first identified to announce a firm intention to make an offer for the company or announce that they do not intend to make an offer, in which case the bidder will be restricted from making an offer for the company in the following 6 months.

Irish Takeover Rules and Substantial Acquisition Rules

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of Trane Technologies will be governed by the Irish Takeover Panel Act 1997 (as amended) and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•

in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

•

the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities as regards the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	false markets in the securities of the target company or any other company concerned by the offer must not be created;

•	a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

•

a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•

a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties to shares carrying 30% or more of the voting rights in Trane Technologies, the acquirer and, depending on the circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make a cash offer for the outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in Trane Technologies if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve-month period. A single holder (that is, a holder excluding any parties acting in concert with the holder) holding more than 50% of the voting rights of a company is not subject to this rule.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire ordinary shares of Trane Technologies within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for Trane Technologies ordinary shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired ordinary shares of Trane Technologies (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total ordinary shares of Trane Technologies or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per Trane Technologies ordinary share shall be not less than the highest price paid by the bidder or its concert parties during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of Trane Technologies in the 12 month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of Trane Technologies. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of Trane Technologies is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of Trane Technologies and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the board of directors of Trane Technologies is not permitted to take any action which might frustrate an offer for the shares of Trane Technologies once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

(a)	the action is approved by Trane Technologies’ shareholders at a general meeting; or

(b)	with the consent of the Irish Takeover Panel where:

(i)	the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

(ii)	the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii)	in accordance with a contract entered into prior to the announcement of the offer; or

(iv)	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

For other provisions that could be considered to have an anti-takeover effect, please see above at “—Pre-emption Rights, Share Warrants and Share Options” and “—Disclosure of Interests in Shares,” in addition to “—Corporate Governance” below.

Corporate Governance

The articles of association of Trane Technologies allocate authority over the management of Trane Technologies to the board of directors. The board of directors may then delegate management of Trane Technologies to committees of the board, executives or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of Trane Technologies. Trane Technologies currently has an Audit Committee, a Human Resources and Compensation Committee, a Sustainability, Corporate Governance and Nominating Committee, a Finance Committee, a Technology and Innovation Committee and an Executive Committee. Trane Technologies has also adopted Corporate Governance Guidelines that provide the corporate governance framework for Trane Technologies.

Legal Name; Formation; Fiscal Year; Registered Office

The legal and commercial name of Trane Technologies, an Irish public limited company, is Trane Technologies plc. Trane Technologies was incorporated in Ireland as a public limited company on April 1, 2009 with company registration number 469272. Trane Technologies’ fiscal year ends on December 31 and its registered address is 170/175 Lakeview Dr., Airside Business Park, Swords, Co. Dublin, Ireland.

Duration; Dissolution; Rights upon Liquidation

Trane Technologies’ duration will be unlimited. Trane Technologies may be dissolved at any time by way of either a shareholders’ voluntary winding up or a creditors’ voluntary winding up. In the case of a shareholders’ voluntary winding up, the consent of not less than 75% of the shareholders of Trane Technologies is required. Trane Technologies may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Trane Technologies has failed to file certain returns.

The rights of the shareholders to a return of Trane Technologies’ assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in Trane Technologies’ articles of association or the terms of any preferred shares issued by the directors of Trane Technologies from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of Trane Technologies. If the articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities or any creditors, the assets will be distributed to shareholders in proportion to the paid-up par value of the shares held. Trane Technologies’ articles of association provide that the ordinary shareholders of Trane Technologies are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Uncertificated Shares

Holders of ordinary shares of Trane Technologies will not have the right to require Trane Technologies to issue certificates for their shares. Trane Technologies will only issue uncertificated ordinary shares.

Stock Exchange Listing

Trane Technologies’ ordinary shares are listed on the NYSE under the symbol “TT.”

No Sinking Fund

The ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

All of our issued ordinary shares are duly and validly issued and fully paid.

Transfer and Registration of Shares

Trane Technologies’ share register is maintained by its transfer agent. Registration in this share register will be determinative of membership in Trane Technologies. A shareholder of Trane Technologies who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in Trane Technologies’ official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer is required under Irish law in order to register on Trane Technologies’ official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Trane Technologies’ official Irish share register.

We currently intend to pay (or cause one of our affiliates to pay) stamp duty in connection with share transfers made in the ordinary course of trading by a seller who holds shares directly to a buyer who holds the acquired shares beneficially. In other cases Trane Technologies may, in its absolute discretion, pay (or cause one of its affiliates to pay) any stamp duty. Trane Technologies’ articles of association provide that, in the event of any such payment, Trane Technologies (i) may seek reimbursement from the transferor or transferee (at our discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at our discretion), and (iii) will have a lien against the Trane Technologies shares on which we have paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Trane Technologies shares has been paid unless one or both of such parties is otherwise notified by us.

Trane Technologies’ articles of association delegate to Trane Technologies’ secretary or an assistant secretary the authority to execute an instrument of transfer on behalf of a transferring party. In order to help ensure that the official share register is regularly updated to reflect trading of Trane Technologies shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with such transfer and that we will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Trane Technologies for this purpose) or request that Trane Technologies execute an instrument of transfer on behalf of the transferring party in a form determined by Trane Technologies. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Trane Technologies’ transfer agent, the transferee will be registered as the legal owner of the relevant shares on Trane Technologies’ official Irish share register (subject to the matters described below).

The directors of Trane Technologies have general discretion to decline to register an instrument of transfer unless the transfer is in respect of one class of share only.

The registration of transfers may be suspended by the directors at such times and for such period, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.

DESCRIPTION OF DEPOSITARY SHARES

The following description of preferred shares represented by depositary shares sets forth certain general terms and provisions of depositary agreements, depositary shares and depositary receipts. This summary does not contain all of the information that you may find useful. The particular terms of the depositary shares and related agreements and receipts will be described in the prospectus supplement relating to those depositary shares. For more information, you should review the form of deposit agreement and form of depositary receipts relating to each series of the preferred shares, which will be filed with the SEC promptly after the offering of that series of preferred shares. As used in this section only, “we”, “our” and “us” refers only to Trane Technologies.

General

We may elect to have preferred shares represented by depositary shares. The preferred shares of any series underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred share depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred share represented by such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred shares described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the preferred shares (but only in whole preferred shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of preferred shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Unless otherwise specified in the applicable prospectus supplement, the depositary agreement, the depositary shares and the depositary receipts will be governed by and construed in accordance with the laws of the State of New York.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions in respect of the preferred shares to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.

If there is a distribution other than in cash in respect of the preferred shares, the preferred share depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred share depositary determines that it is not feasible to make such a distribution. In that case, the preferred share depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred share depositary are required to withhold on account of taxes.

Conversion and Exchange

If any preferred share underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.

Redemption of Depositary Shares

Whenever we redeem a preferred share held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the preferred shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of preferred shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.

Voting

Upon receipt of notice of any meeting at which the holders of any preferred shares underlying the depositary shares are entitled to vote, the preferred share depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred shares) may then instruct the preferred share depositary as to the exercise of the voting rights pertaining to the number of preferred shares underlying that holder’s depositary shares. The preferred share depositary will try to vote the number of preferred shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred share depositary deems necessary to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the preferred shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred share.

Record Date

Whenever (i) any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preferred shares or (ii) the preferred share depositary receives notice of any meeting at which holders of preferred shares are entitled to vote or of which holders of preferred shares are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any preferred share, then the preferred share depositary will in each instance fix a record date (which will be the same as the record date for the preferred shares) for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale; or

•

who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

We and the preferred share depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred share depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred shares has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of us.

Charges of Preferred Share Depositary

We will pay all charges of the preferred share depositary including charges in connection with the initial deposit of the preferred shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the preferred share is entitled to vote, withdrawals of the preferred share by the holders of depositary receipts or redemption or conversion of the preferred share, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred shares.

Miscellaneous

Neither we nor the preferred share depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred share depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred share depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the preferred share depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preferred share depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred share depositary and the successor depositary has not accepted its appointment within 60 days after the preferred share depositary delivered a resignation notice to us, the preferred share depositary may terminate the deposit agreement. See “—Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

The following description of share purchase contracts and share purchase units sets forth certain general terms and provisions of share purchase contracts and share purchase units. This summary does not contain all of the information that you may find useful. The particular terms of the share purchase contracts, the share purchase units and, if applicable, the prepaid securities will be described in the prospectus supplement relating to those securities. For more information, you should review the share purchase contracts, the collateral arrangements and any depositary arrangements relating to such share purchase contracts or share purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued, each of which will be filed with the SEC promptly after the offering of the securities. As used in this section only, “we”, “our” and “us” refers to only Trane Technologies.

We may issue share purchase contracts representing contracts obligating holders to purchase from us and us to sell to the holders a specified number of ordinary shares or preferred shares at a future date or dates. The price per share of ordinary share or preferred share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as a part of units, often known as share purchase units, consisting of a share purchase contract and either:

•	debt securities; or

•

debt obligations of third parties, including United States Treasury securities, securing the holder’s obligations to purchase the ordinary shares or preferred shares under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder’s obligations under the original share purchase contract.

Unless otherwise specified in the applicable prospectus supplement, the share purchase contracts, the share purchase units and the unit agreements pursuant to which the share purchase units will be issued will be governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the securities offered in this prospectus in any of, or any combination of, the following ways:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.

We or any of our agents may directly solicit offers to purchase these securities. If required, the applicable prospectus supplement will name any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the securities in respect of which this prospectus is delivered, and will set forth any commissions payable by us to that agent. Unless otherwise indicated in the prospectus supplement, any such agent will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If we utilize an underwriter or underwriters in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them. If required, we will set forth in the applicable prospectus supplement the names of the underwriters and the terms of the transaction. The underwriters will use the prospectus supplement to make releases of the securities in respect of which this prospectus is delivered to the public.

If we utilize a dealer or agent in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer or agent, as principal. The dealer or agent may then resell the securities to the public at varying prices to be determined by the dealer or agent at the time of resale. If required, the prospectus supplement will set forth the name of the dealer or agent and the terms of the transaction.

Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by us against certain liabilities, including liabilities under the Securities Act.

If required, the applicable prospectus supplement will set forth the place and time of delivery for the securities in respect of which this prospectus is delivered.

LEGAL MATTERS

The validity of the debt securities, guarantees, depositary shares, share purchase contracts, share purchase units and warrants that may be issued under this prospectus will be passed upon by King & Spalding LLP, Atlanta, Georgia. The validity of the ordinary shares and preferred shares that may be issued by Trane Technologies under this prospectus and particular matters concerning the laws of Ireland will be passed upon by Arthur Cox LLP, Ireland. Particular matters concerning the laws of Luxembourg will be passed upon by Loyens & Loeff Luxembourg SARL.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

Trane Technologies has been advised by its Irish counsel, Arthur Cox LLP, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not automatically be enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:

•	the judgment must be for a definite sum;

•	the judgment must be final and conclusive; and

•	the judgment must be provided by a court of competent jurisdiction. As a matter of Irish law, a court is considered one of competent jurisdiction if one of the following criteria are met:

•	the defendant was resident or present in the U.S. at the time the proceedings were served (e.g., proof of a physical presence or office in the jurisdiction); or

•	the defendant submitted to the jurisdiction of the court by participating in the proceedings.

An Irish court will also exercise its right to refuse judgment if the foreign judgment was obtained by fraud, if the judgment violated Irish public policy, if the judgment is in breach of natural justice or constitutional justice under the laws of Ireland, or if it is irreconcilable with an earlier foreign judgment.

Lux International has been advised by its Luxembourg counsel, Loyens & Loeff, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not automatically be enforceable in Luxembourg. There is no treaty between Luxembourg and the United States providing for the reciprocal enforcement of foreign judgment. Enforcement of a judgment obtained against a Luxembourg company in a court in the United States by Luxembourg courts will be subject to the applicable enforcement procedure (exequatur). Pursuant to Luxembourg case law, the granting of exequatur is subject to the following requirements:

•	the foreign court order must be final and duly enforceable (executoire) in the country of origin;

•	the court of origin must have had jurisdiction both according to its own laws and to the Luxembourg conflict of jurisdictions rules;

•	the foreign procedure must have been regular according to the laws of the country of origin;

•	the foreign decision must not violate the rights of defense;

•	the foreign court must have applied the law which is designated by Luxembourg conflict of law rules, or, at least, the order must not contravene the principles underlying these rules;

•	the considerations of the foreign order as well as the judgment as such must not contravene Luxembourg international public order; and

•	the foreign order must not have been rendered subsequent to an evasion of Luxembourg law (fraude à la loi).

It may be difficult for a securityholder to effect service of process within the United States or to enforce judgments obtained against any of Trane Technologies, TTFL, Lux International or Irish Holdings in United States courts. Each of Trane Technologies, TTFL, Lux International and Irish Holdings has agreed that it may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of United States securities laws by having TTC, a Delaware limited liability company and wholly owned subsidiary of Trane Technologies, be its United States agent appointed for that purpose. TTC is located at 800-E Beaty Street, Davidson, North Carolina 28036. A judgment obtained against any of Trane Technologies, TTFL, Lux International or Irish Holdings in a United States court would be enforceable in the United States but could be executed upon only to the extent such company has assets in the United States. An Irish court may impose civil liability on Trane Technologies, TTFL or Irish Holdings, or their respective directors or officers, and a Luxembourg court may impose civil liability on Lux International, or its directors or officers in a suit brought against Lux International or its directors or officers, with respect to a violation of United States federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Irish law or Luxembourg law, as the case may be.

Trane Technologies plc

Trane Technologies HoldCo Inc.

Trane Technologies Financing Limited

Trane Technologies Lux International Holding Company S.à r.l.

Trane Technologies Global Holding II Company Limited

Trane Technologies Irish Holdings Unlimited Company

Trane Technologies Americas Holding Corporation

Trane Technologies Company LLC

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

Amount to be paid
SEC registration fee	(1)
Printing expenses	(2)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Transfer agent, registrar and trustee fees and expenses	(2)
Fees of rating agencies	(2)
Miscellaneous	(2)

Total	$(2)

(1)	To be determined. The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.
(2)	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.	Indemnification of Directors and Officers

The Irish Entities

Trane Technologies

Subject to the provisions of and so far as may be admitted by Irish law, Trane Technologies’ articles of association provide that every director and the secretary of Trane Technologies shall be entitled to be indemnified by Trane Technologies against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as an officer or employee of Trane Technologies and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

Trane Technologies will also indemnify any person who was, is or is threatened to be made a party to a Proceeding (as defined below) by reason of the fact that he or she is or was an “officer” of Trane Technologies as such term is defined under the Exchange Act (excluding any director or secretary) to the fullest extent permitted under Irish law, as the same exists or may hereafter be amended. Such right shall include the right to be paid by Trane Technologies expenses incurred in defending any such Proceeding in advance of its final disposition to the maximum extent permitted under Irish law, as the same exists or may hereafter be amended; provided that to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the officer or other covered person is not entitled to be indemnified under this article or otherwise.

Trane Technologies has entered into a deed poll indemnity as to each of Trane Technologies’ directors, secretary and officers and senior executives (as may be determined by the board of directors of Trane Technologies from time to time) as well as with individuals serving as a director, officer or some other function of Trane Technologies’ subsidiaries, providing for the indemnification of, and advancement of expenses to, such persons, to the fullest extent permitted by law.

“Proceeding,” as used herein, means any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, claim or proceeding, and any inquiry or investigation that could lead to such an action, suit, claim or proceeding.

Trane Technologies has taken out directors and officers liability insurance, as well as other types of insurance, for its directors, secretary and officers and senior executives.

Trane Technologies has a liability insurance policy in effect that covers certain claims against any of its officers or directors by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director. This liability insurance policy also covers the officers and directors (or equivalent) of Trane Holdco, TTFL, Lux International, TTGH, Irish Holdings, TTAHC and TTC.

TTFL

TTFL articles of association provide that every director and the secretary of TTFL shall be entitled to be indemnified by TTFL against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as an officer or employee of TTFL and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

Irish Holdings

Irish Holdings’ articles of association provide that every director and the secretary of Irish Holdings shall be entitled to be indemnified by Irish Holdings against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as an officer or employee of Irish Holdings and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

The Delaware Corporations

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, provided that such provision shall not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation. No such provision shall eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision becomes effective.

Section 145 of the DGCL generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such individuals if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the DGCL permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified and provides that the right to indemnification and advancement conferred thereby is not exclusive of any other right to which any person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as such at any other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person under the DGCL.

Trane Holdco

Certificate of Incorporation. The Certificate of Incorporation of Trane Holdco provides that no director of the registrant shall be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

Bylaws. The Bylaws of Trane Holdco provide that Trane Holdco is authorized to indemnify any person who is or was a director, officer, employee or agent of Trane Holdco (and any other persons to which the DGCL permits Trane Holdco to provide indemnification) to the fullest extent permitted by applicable law. The right of indemnification is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

TTGH

Certificate of Incorporation. The Certificate of Incorporation of TTGH is silent with respect to indemnification of directors or officers.

Bylaws. The Bylaws of TTGH provide that TTGH is authorized to indemnify (and advance expenses to) any person who is or was a director, officer, employees or agent of TTGH to the fullest extent permitted by applicable law; provided, that, any indemnification in respect of an indemnitee who is or was an employee of TTGH shall be made by TTGH only as authorized in the specific case upon a determination that indemnification of the present or former employee is proper in the circumstances because such employee acted in good faith and in a manner such employee reasonably believed to be in or not opposed to the best interests of TTGH, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such employee’s conduct was unlawful.

TTAHC

Certificate of Incorporation. The Certificate of Incorporation of TTAHC is silent with respect to indemnification of directors or officers.

Bylaws. The Bylaws of TTACH provide that TTAHC is authorized to indemnify (and advance expenses to) any person who is or was a director, officer, employees or agent of TTAHC to the fullest extent permitted by applicable law; provided, that, any indemnification in respect of an indemnitee who is or was an employee of

TTAHC shall be made by TTAHC only as authorized in the specific case upon a determination that indemnification of the present or former employee is proper in the circumstances because such employee acted in good faith and in a manner such employee reasonably believed to be in or not opposed to the best interests of TTAHC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such employee’s conduct was unlawful.

TTC

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Limited Liability Company Agreement of TTC provides that every person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of TTC) by reason of the fact that such person is, or was at the time of the alleged event giving rise to a claim for indemnity, (i) a member, manager or officer, (ii) an affiliate of a member, (iii) an employee, agent, fiduciary or trustee of TTC, (iv) an officer, director, manager, employee, agent, fiduciary, or trustee of a member or (v) serving at the request of TTC or a person it controls (directly or indirectly) as an officer, director, manager, employee, agent, fiduciary or trustee of another person (each a “Covered Person”), shall be indemnified by TTC against any and all reasonable costs and expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of TTC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Covered Person’s conduct was unlawful. TTC may, in the sole discretion of the board of managers, advance expenses to or on behalf of a Covered Person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified. TTC may also purchase and maintain insurance on behalf of any Covered Person against any liability that may be asserted against or expense that may be incurred in connection with the TTC’s activities or activities on behalf of TTC, regardless of whether TTC would have the power to indemnify the person against such liability or expense.

Lux International

The articles of association of Lux International provide that the managers act as representatives of the company and are only responsible for the execution of their respective mandate. The law of August 10, 1915, on commercial companies, as amended (the “Lux Companies Law”) provides that the managers shall be liable to the company in accordance with general law for the execution of the mandate given to them and for any misconduct in the management of the company’s affairs. They shall be jointly and severally liable both towards the company and any third parties for damages resulting from the violation of the Lux Companies Law or the articles of association of the company. They shall be discharged from such liability in a case of violation to which they were not a party provided no misconduct is attributable to them and they have reported such violation to the first general meeting after they had acquired knowledge thereof. In addition, managers may under specific circumstances also be subject to criminal liability, such as in the case of an abuse of assets. In the event of bankruptcy managers may be subject to specific criminal and civil liabilities, including the extension of the bankruptcy to the managers.

As indicated above, Trane Technologies has a liability insurance policy in effect that covers certain claims against any of its officers or directors by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director. This liability insurance policy also covers the officers and directors (or equivalent) of Lux International. However, under Luxembourg law, such liability insurance cannot extend to cover (i) civil liability caused by intentional fault, willful misconduct or fraud and (ii) criminal liability, and, as a consequence, may not be enforceable in Luxembourg courts.

ITEM 16.	Exhibits

EXHIBIT INDEX

1.1	Form of Underwriting Agreement (Debt).*

1.2	Form of Underwriting Agreement (Equity).*

1.3	Form of Underwriting Agreement (Share Purchase Contracts).*

1.4	Form of Underwriting Agreement (Share Purchase Units).*

1.5	Form of Underwriting Agreement (Warrants).*

4.1	Constitution of Trane Technologies plc, as amended February 4, 2020 (incorporated by reference to Exhibit 4.1 to Trane Technologies plc’s Registration Statement on Form S-3 (File No. 333-255905), filed with the SEC on May 7, 2021).

4.2	Certificate of Incorporation on change of name of Trane Technologies plc, dated March 2, 2020 (incorporated by reference to Exhibit 3.2 to Trane Technologies plc’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (File No. 001-34400), filed with the SEC on February 9, 2021).

4.3	Certificate of Designation, Preferences and Rights for Preferred Shares.*

4.4	Form of Indenture among Trane Technologies plc, Trane Technologies HoldCo Inc., Trane Technologies Financing Limited, Trane Technologies Lux International Holding Company S.à r.l., Trane Technologies Global Holding Company Limited, Trane Technologies Irish Holdings Unlimited Company, Trane Technologies Americas Holding Corporation, Trane Technologies Company LLC and Computershare Trust Company, N.A., as Trustee.

4.5	Form of Debt Security (included as part of Exhibit 4.4).

4.6	Form of Guarantee (included as part of Exhibit 4.4).

4.7	Form of Deposit Agreement for Depository Shares.*

4.8	Form of Ordinary Share Certificate of Trane Technologies plc (incorporated by reference to Exhibit 4.6 to Trane Technologies plc’s Registration Statement on Form S-3 (File No. 333-161334), filed with the SEC on August 13, 2009).

4.9	Form of Preferred Share Certificate.*

4.10	Form of Purchase Contract Agreement relating to Share Purchase Contracts and Share Purchase Units.*

4.11	Form of Pledge Agreement for Share Purchase Contracts and Share Purchase Units.*

4.12	Form of Warrant Agreement.*

5.1	Opinion of King & Spalding LLP.

5.2	Opinion of Arthur Cox LLP

5.3	Opinion of Loyens & Loeff Luxembourg SARL.

22.1	List of Guarantors and Subsidiary Issuers of Guaranteed Securities (incorporated by reference to Exhibit 22.1 to Trane Technologies plc’s Quarterly Report Form 10-Q for the quarter ended March 31, 2024 (File No. 001-34400), filed with the SEC on April 30, 2024).

23.1	Consent of King & Spalding LLP (included as part of Exhibit 5.1).

23.2	Consent of Arthur Cox LLP (included as part of Exhibit 5.2).

23.3	Consent of Loyens & Loeff Luxembourg S.à r.l. (included as part of Exhibit 5.3).

23.4	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (Trane Technologies plc) (included as part of signature page).

24.2	Powers of Attorney (Trane Technologies HoldCo Inc.) (included as part of signature page).

24.3	Powers of Attorney (Trane Technologies Financing Limited) (included as part of signature page).

24.4	Powers of Attorney (Trane Technologies Lux International Holding Company S.à r.l.) (included as part of signature page).

24.5	Powers of Attorney (Trane Technologies Global Holding II Company Limited) (included as part of signature page).

24.6	Powers of Attorney (Trane Technologies Irish Holdings Unlimited Company) (included as part of signature page).

24.6	Powers of Attorney (Trane Technologies Americas Holding Corporation) (included as part of signature page).

24.8	Powers of Attorney (Trane Technologies Company LLC) (included as part of signature page).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Computershare Trust Company, N.A., as Trustee under the Indenture.

107	Filing Fee Table
* To be filed by amendment or pursuant to a report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference.

ITEM 17.	Undertakings

The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering price range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)(a)

That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants offering securities will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Trane Technologies’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the appropriate registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Trane Technologies plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Davidson, North Carolina, on the 30th day of April, 2024.

TRANE TECHNOLOGIES PLC

By:	/s/ David S. Regnery
(David S. Regnery)
Chair, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below in their capacity as director or officer hereby appoints David S. Regnery, Christopher J. Kuehn and Evan M. Turtz, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

******

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities listed on the 30th day of April, 2024.

Signature	Title

/s/ David S. Regnery	Chair, Chief Executive Officer and Director (Principal Executive Officer)
(David S. Regnery)

/s/ Christopher J. Kuehn	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
(Christopher J. Kuehn)

/s/ Elizabeth Elwell	Vice President and Chief Accounting Officer (Principal Accounting Officer)
(Elizabeth Elwell)

/s/ Kirk E. Arnold	Director
(Kirk E. Arnold)

/s/ Ana P. Assis	Director
(Ana P. Assis)

[Signature Page to Registration Statement on Form S-3]

Signature	Title

/s/ Ann C. Berzin	Director
(Ann C. Berzin)

/s/ April Miller Boise	Director
(April Miller Boise)

/s/ Gary D. Forsee	Director
(Gary D. Forsee)

/s/ Mark R. George	Director
(Mark R. George)

/s/ John A. Hayes	Director
(John A. Hayes)

/s/ Linda P. Hudson	Director
(Linda P. Hudson)

/s/ Myles P. Lee	Director
(Myles P. Lee)

/s/ Melissa N. Schaeffer	Director
(Melissa N. Schaeffer)

/s/ John P. Surma	Director
(John P. Surma)

/s/ Evan M. Turtz	Authorized U.S. Representative
(Evan M. Turtz)

[Signature Page to Registration Statement on Form S-3]

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Trane Technologies HoldCo Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Davidson, North Carolina, on the 30th day of April, 2024.

TRANE TECHNOLOGIES HOLDCO INC.

By:	/s/ Evan M. Turtz
(Evan M. Turtz) President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below in their capacity as director or officer hereby appoints David S. Regnery, Christopher J. Kuehn and Evan M. Turtz, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

******

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities listed on the 30th day of April, 2024.

Signature	Title

/s/ Evan M. Turtz	President, Secretary and Director (Principal Executive Officer)
(Evan M. Turtz)

/s/ Christopher J. Kuehn	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
(Christopher J. Kuehn)

/s/ Christopher Donohoe	Director
(Christopher Donohoe)

/s/ Kumar Paul	Director
(Kumar Paul)

[Signature Page to Registration Statement on Form S-3]

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Trane Technologies Financing Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Swords, Ireland, on the 30th day of April, 2024.

TRANE TECHNOLOGIES FINANCING LIMITED

By:	/s/ Karen Evans
(Karen Evans) Director

POWER OF ATTORNEY

Each person whose signature appears below in their capacity as director or officer hereby appoints David S. Regnery, Christopher J. Kuehn and Evan M. Turtz, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

******

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities listed on the 30th day of April, 2024.

Signature	Title

/s/ Bruno Jean-Etienne	Director
(Bruno Jean-Etienne)

/s/ Karen Evans	Director (Principal Executive Officer)
(Karen Evans)

/s/ Sighle Flynn	Director (Principal Financial and Accounting Officer)
(Sighle Flynn)

/s/ Stephan Linhardt	Director
(Stephan Linhardt)

/s/ Evan M. Turtz	Authorized U.S. Representative
(Evan M. Turtz)

[Signature Page to Registration Statement on Form S-3]

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Trane Technologies Lux International Holding Company S.à r.l. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Davidson, North Carolina, on the 30th day of April, 2024.

TRANE TECHNOLOGIES LUX INTERNATIONAL HOLDING COMPANY S.À R.L.

By:	/s/ Roderick Ross
(Roderick Ross) Class A Manager

POWER OF ATTORNEY

Each person whose signature appears below in their capacity as manager or officer hereby appoints David S. Regnery, Christopher J. Kuehn and Evan M. Turtz, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

******

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities indicated on the 30th day of April, 2024.

Signature	Title

/s/ Roderick Ross	Class A Manager (Principal Executive, Financial and Accounting Officer)
(Roderick Ross)

/s/ Mark Lee	Class B Manager
(Mark Lee)

/s/ Timea Orosz	Class B Manager
(Timea Orosz)

/s/ Evan M. Turtz	Authorized U.S. Representative
(Evan M. Turtz)

[Signature Page to Registration Statement on Form S-3]

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Trane Technologies Global Holding II Company Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Davidson, North Carolina, on the 30th day of April, 2024.

TRANE TECHNOLOGIES GLOBAL HOLDING II COMPANY LIMITED

By:	/s/ David S. Regnery
(David S. Regnery)
President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below in their capacity as director or officer hereby appoints David S. Regnery, Christopher J. Kuehn and Evan M. Turtz, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

******

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities listed on the 30th day of April, 2024.

Signature	Title

/s/ David S. Regnery	President, Chief Executive Officer and Director (Principal Executive Officer)
(David S. Regnery)

/s/ Christopher J. Kuehn	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)
(Christopher J. Kuehn)

/s/ Elizabeth Elwell	Vice President and Chief Accounting Officer (Principal Accounting Officer)
(Elizabeth Elwell)

/s/ Evan M. Turtz	Director
(Evan M. Turtz)

[Signature Page to Registration Statement on Form S-3]

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Trane Technologies Irish Holdings Unlimited Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Swords, Ireland, on the 30th day of April, 2024.

TRANE TECHNOLOGIES IRISH HOLDINGS UNLIMITED COMPANY

By:	/s/ Karen Evans
(Karen Evans) Director

POWER OF ATTORNEY

Each person whose signature appears below in their capacity as director or officer hereby appoints David S. Regnery, Christopher J. Kuehn and Evan M. Turtz, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities listed on the 30th day of April, 2024.

Signature	Title

/s/ Karen Evans	Director (Principal Executive Officer)
(Karen Evans)

/s/ Sighle Flynn	Director (Principal Financial and Accounting Officer)
(Sighle Flynn)

/s/ Bruno Jean-Etienne	Director
(Bruno Jean-Etienne)

/s/ Evan M. Turtz	Authorized U.S. Representative
(Evan M. Turtz)

[Signature Page to Registration Statement on Form S-3]

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Trane Technologies Americas Holding Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Davidson, North Carolina, on the 30th day of April, 2024.

TRANE TECHNOLOGIES AMERICAS HOLDING CORPORATION

By:	/s/ Evan M. Turtz
(Evan M. Turtz) President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below in their capacity as manager or officer hereby appoints David S. Regnery, Christopher J. Kuehn and Evan M. Turtz, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

******

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities listed on the 30th day of April, 2024.

Signature	Title

/s/ Evan M. Turtz	President, Secretary and Director (Principal Executive Officer)
(Evan M. Turtz)

/s/ Christopher Donohoe	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)
(Christopher Donohoe)

/s/ Kumar Paul	Director
(Kumar Paul)

[Signature Page to Registration Statement on Form S-3]

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Trane Technologies Company LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Davidson, North Carolina, on the 30th day of April, 2024.

TRANE TECHNOLOGIES COMPANY LLC

By:	/s/ David S. Regnery
(David S. Regnery) President, Chief Executive Officer and Manager

POWER OF ATTORNEY

Each person whose signature appears below in their capacity as manager or officer hereby appoints David S. Regnery, Christopher J. Kuehn and Evan M. Turtz, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

******

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities listed on the 30th day of April, 2024.

Signature	Title

/s/ David S. Regnery	President, Chief Executive Officer and Manager (Principal Executive Officer)
(David S. Regnery)

/s/ Christopher J. Kuehn	Executive Vice President, Chief Financial Officer and Manager (Principal Financial Officer)
(Christopher J. Kuehn)

/s/ Elizabeth Elwell	Vice President and Chief Accounting Officer (Principal Accounting Officer)
(Elizabeth Elwell)

/s/ Evan M. Turtz	Manager
(Evan M. Turtz)

[Signature Page to Registration Statement on Form S-3]